UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2026

Suncrete, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43227	39-4989597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

521 E. 2nd Street, Suite 1000

Tulsa, Oklahoma 74120

(Address of principal executive offices, including zip code)

(918) 355-5700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RMIX	The Nasdaq Stock Market LLC Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A (this "Amendment") amends the Form 8-K furnished by Suncrete, Inc. (the "Company") on November 13, 2026 (the "Original Form 8-K") to supplement the disclosure set forth in Item 2.02 of the Original Form 8-K. No other modifications are being made to the Original Form 8-K by this Amendment. This Amendment should be read in conjunction with the Original Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2026, the Company issued a press release announcing its financial results for the quarter ended September 30, 2026, which was attached to the Original Form 8-K as Exhibit 99.1 (the "Original Press Release"). As previously disclosed on the Company's earnings conference call on November 13, 2026, as a result of a technical disruption due to the Microsoft outage that occurred on November 12, 2026, there was an error in the reported amounts of projected net loss and projected adjusted net loss in the Company's 2026 outlook included in the Original Press Release. The Original Press Release stated that the projected net loss for the fiscal year ending December 31, 2026 was expected to be $48.655 million to $44.655 million, which should have been $43.685 million to $39.685 million, and stated that adjusted net loss for the fiscal year ending December 31, 2026 was expected to be $21.78 million to $17.78 million, which should have been $16.81 million to $12.81 million. All other information in the Original Press Release, including the Company's 2026 revenue, Adjusted EBITDA and Supplemental Adjusted EBITDA outlook, remains unchanged and is incorporated herein by reference.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and Supplemental Adjusted EBITDA, using the high and low ends of the Company’s projected ranges (unaudited, in thousands):

	For the fiscal year ending December 31, 2026
	Low	High
Net income (loss)	$(43,685)	$(39,685)
Plus:
Interest expense, net	18,820	18,820
Income tax (benefit)	(2,485)	(2,485)
Depreciation and amortization expense	39,227	39,227
Share-based compensation expense	3,275	3,275
Acquisition-related costs(1)	16,112	16,112
Public company readiness(2)	161	161
Other (income) expense(3)	26,875	26,875
Acquisition related fair-value inventory step-up(4)	1,700	1,700

Adjusted EBITDA	$60,000	$64,000

Affiliated consultant compensation (5)	3,600	3,600
Supplemental Adjusted EBITDA	$63,600	$67,600

(1)
Represents legal and advisory fees incurred in connection with acquisitions.
(2)
Represents professional service costs incurred in connection with acquisition-related technical accounting and advisory support, as well as incremental costs to support our preparation for becoming a public company (e.g., resources to facilitate public company readiness).
(3)
Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.
(4)
Represents non-cash acquisition related fair-value inventory step-up adjustments.
(5)
Reflects recurring affiliated consultant compensation paid to support the Company’s management team on various growth initiatives.

The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted net income (loss) using the high and low ends of the Company’s projected ranges (unaudited, in thousands):

	For the fiscal year ending December 31, 2026
	Low	High
Net income (loss)	$(43,685)	$(39,685)
Plus:
Other (income) expense(1)	26,875	26,875

Adjusted net income (loss)	$(16,810)	$(12,810)

(1)
Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCRETE, INC.

Date: November 13, 2026	By:	/s/ Randall Edgar
		Name:	Randall Edgar
		Title:	Chief Executive Officer